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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Alliance Medical Corporation on Form S-1 of our report on the financial statements of Alliance Medical Corporation dated June 15, 2001, except for Note 17, as to which the date is August 13, 2001, and of Paragon Health Care Corporation, Inc. dated July 6, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected financial data," "Experts" and "Change in independent auditors" in such Prospectus.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

August 21, 2001